Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

CHELSEA TECH, INC.

(Exact name of registrant as specified in its charter)

Wyoming	99-4793810
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Primary Standard Industrial Classification Code Number

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andy Chen

Chief Executive Officer

6353 El Cajon Blvd., Ste. 124

San Diego, CA 92115

+852 9033 2063

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Randall Lanham, Attorney-at-Law

1816 Kimberly Lake Drive

Swansea, IL 62226

949.933.1964; (fax) 949.203.8633

lanhamlaw@outlook.com

PRELIMINARY OFFERING CIRCULAR

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Subject to Completion, Dated June 11, 2025

Form 1-A: Tier 1

40,000,000 SHARES OF COMMON STOCK

CHELSEA TECH, INC.

Common Stock

This is the initial public offering of securities of Chelsea Tech, Inc., a Wyoming corporation (the “Company,” “Chelsea,” “we,” “our” and “us”). We are offering for sale a total of 40,000,000 shares of its common stock at a fixed price of $.50 cents U.S. per share in a “Tier 1 Offering” under Regulation A (the “Offering”). The Offering will terminate at the earlier of: (1) the date at which 40,000,000 Shares have been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”). This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 1 offerings. Funds tendered by investors to the escrow account will be immediately available to the Company. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. Randall J. Lanham, Esq. will serve as the escrow agent. Investors must purchase a minimum of 1,000 shares ($500).

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall have the right to immediately deposit said proceeds into the bank account of the Company and may utilize the proceeds immediately in accordance with the Use of Proceeds.

We expect to commence the offer and sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC. Prior to this Offering, there has been no public market for our Common Stock. We intend to apply to list our Common Stock on the OTC Pink Sheets. We will request a market maker to file Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) to obtain a trade symbol for our common stock. Such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. In any event, our common stock will not be quoted on the OTC Pink Sheets Marketplace, until after the termination of this Offering.

We have elected to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

	Maximum Number of Shares	Offering Price	Commissions	Net Proceeds to the Company before expenses
Per Share	1	$.50	-	$.50
Total	40,000,000	$20,000,000	-	$20,000,000

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this offering circular is June __, 2025

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OFFERING CIRCULAR SUMMARY

About Chelsea Tech, Inc.:

Chelsea Tech, Inc. (the “Company” or “Chelsea”) is a corporation formed under the laws of the State of Wyoming on June 3, 2024 and headquartered in San Diego, CA. Chelsea is a new-generation technology company focusing on the promotion of “Metaverse” and “NFT” art. NFT are is digital artwork tokenized as a “Non-Fungible Token”, is digital art that is represented by a unique identifier on the blockchain, allowing for verifiable ownership and authenticity. This means that while anyone can copy a digital image, only one person can legally own the original NFT representing that image. NFT art can encompass a wide range of digital artwork, including digital paintings, music, videos, and more.

On June 27, 2024, the Company entered into a Share Exchange Agreement (the “Agreement”) with CanvasLand Limited (“CanvasLand”) a Hong-Kong based artificial intelligence (“AI”) company attached hereto as an exhibit. The Agreement called for the shareholders of CanvasLand to sell, transfer, convey, assign and deliver to Chelsea all of CanvasLand shares free and clear of all Liens in exchange for issuance of Chelsea shares to the shareholders of Canvasland on a pro rata basis, in the amounts and to the individual shareholders of CanvasLand.

CanvasLand is now a wholly owned subsidiary of Chelsea pursuant to the Share Exchange Agreement. CanvasLand is the owner of certain patents, technical information, trademarks, proprietary software and intellectual property (collectively, “IP”) creating a metaverse that allows Chelsea to conduct a money service business (“MSB”). CanvasLand warrants that its MSB operations comply with FinCEN regulations, including AML/KYC requirements and that Chelsea will bear no liability for its financial activities. The Platform’s innovative approach includes gamification, Metaverse solutions, and rewards, which enhance customer engagement and drive revenue growth for partner businesses.

Chelsea and its wholly owned subsidiary, CanvasLand, have cooperative artists and designers (“The Collaborators”) who are responsible for designing and building different Metaverse platforms, as well as promoting NFT transactions and collections. The Collaborators is focusing on Metaverse technology and developing related information technology services for virtual world programs - information technology consulting services.

The proceeds of this offering will be used to expand our marketing efforts to make the availability of our services known to not just gamers, but to the general public as well as for initial working capital.

The Offering

Shares of common stock offered by us	A maximum of 40,000,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Use of proceeds	Chelsea will apply the proceeds from the offering to make the availability of our services known to not to just gamers but to the general public as well as for initial working capital.

Termination of the offering	The Offering will terminate at the earlier of: (1) the date at which 40,000,000 Shares have been sold, (2) the date which is one year after this Offering being qualified by the SEC or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only and currently no market for our common stock exists nor may ever exist.

Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in this stock.

Trading Market	None. We will request a market maker to file a Rule 211 application with FINRA to obtain a trade symbol for our common stock. However, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if Chelsea’s common stock is quoted or granted listing, a market for the common shares may not develop.

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As a company with less than $1.0 billion in revenue during its last fiscal year, we will qualify as an “emerging growth company” as defined in the JOBS Act if and when we become a fully reporting company. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

As an emerging growth company, we will also be exempt from:

•	Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

•	Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

•	Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering,

•	the first fiscal year after our annual gross revenues are $1 billion or more,

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Because of limitations that exist for an emerging growth company, we intend to become an Exchange Act Reporting Company after this offering is completed. However, we cannot provide assurances as to the likely time period when this will be achieved.

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RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this offering circular, before you decide to invest in shares of our common stock.

If any of the following risks were to develop, our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.       Chelsea is an early-stage company and has limited financial resources.

Chelsea Tech, Inc. (Chelsea) is a corporation formed under the laws of the State of Wyoming on June 3, 2024 and head quartered in San Diego, California. Although CanvasLand is now a wholly owned subsidiary of Chelsea pursuant to the Share Exchange Agreement. Chelsea is still a new-generation technology company focusing on the promotion of “Metaverse” and art NFT. They have cooperative artists and designers who are responsible for designing and building different Metaverse platforms, as well as promoting NFT transactions and collections. The Collaborators is focusing on Metaverse technology and developing related information technology services for virtual world programs - information technology consulting services. Our financials included an explanatory paragraph stating as of and for the year ended March 31, 2025 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2.       Chelsea is and will continue to be completely dependent on the services of key personal including, but not limited to, our President and CEO, Andy Chen, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Chelsea’s operations and business strategy are completely dependent upon the knowledge and business connections of Andy Chen. If he should choose to leave us for any reason or if he becomes ill and unable to work for an extended period of time before we have hired additional personnel, our operations will likely stagnate or fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Form 1-A. We will fail without the services of Andy Chen or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Andy Chen naming Chelsea as the beneficiary when and if we obtain the resources to do so and if he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

3.       Our CEO, Andy Chen, has no significant experience managing a public company and no meaningful financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon third party consultants and advisors. (this is for risk purposes only, just for protection)

Andy Chen has no significant experience managing a public company and no meaningful financial reporting education or experience. He is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are and will not be affiliated with our independent auditors. We have no formal arrangements with professionals to help Mr. Eng Wah Kung and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

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4.       We will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which requires us to incur accounting and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to fund our operations and may prevent us from meeting our normal business obligations.

At the present time Chelsea has no plans to elect to become subject to file periodic reporting requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. If at some point in the future Chelsea does elect to do so, in order to comply with these regulations, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel or other professional has to review and assist in the preparation of such reports. The future costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

5.       We have only two directors.

We have only two directors, one of whom is our President & CEO, Andy Chen and the other is our Chief Financial Officer, Eng Wah Kung. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like the decisions of the chief executive officer, compensation or audit issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

6.       Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

7.       You will experience immediate and substantial dilution as a result of this Offering.

You will incur immediate and substantial dilution as a result of this Offering. Purchasers may be diluted by more than 75% of their purchase value depending on how many shares are sold.

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8.        Shareholders may be diluted significantly because of the issuance of convertible financial instruments through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations or other products. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

9.       The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our president and chairman own a significant majority of outstanding shares. In addition, our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this offering circular, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

10.       Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles and Bylaws of Incorporation provide that the Company indemnify its officers and directors to the fullest extent allowed under the laws of the State of Wyoming.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

11.       Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop and, even if trading begins, it is likely to be subject to significant price fluctuations.

Prior to the date of this offering circular, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We will approach a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC PINKS or Pink Sheets commencing upon the qualification of our offering statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

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12.       Any market that develops in shares of our common stock may become subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

It is possible that our shares may become considered a “penny stock” in the future. Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affect any market liquidity for our common stock.

13.       Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. Thus, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

14.       The ability of our executive officers and directors to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our executive officers and directors beneficially own 85% of the currently outstanding common stock. Because of this beneficial stock ownership, they will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our executive officers and directors may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The other shareholders would have no way of overriding decisions made by our executive officers and directors. This level of control may also have an adverse impact on the market value of our shares because our three executive officers may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

15.       A significant portion of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. If and when the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

A significant portion of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three-month period. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

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16.       We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

17.       As an emerging growth company, our independent auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

18.       Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE Market and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our president and our only other officer have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

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19.       Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTC PINKS or Pink Sheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC PINKS), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTC PINKS. What this means is that while DTC-eligibility is not a requirement to trade on the OTC PINKS, it is a necessity to process trades on the OTC PINKS if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

20.       Simply because we complete this offering does not mean Chelsea will become a public reporting company under the Exchange Act. At the present time, Chelsea does not have any intention to do so, however, if we do so elect to become a reporting company un the Act, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

If Chelsea ever elects to become a public reporting company under the Exchange Act. We will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million before that time, we would cease to be an emerging growth company.

If we elect not to become a public reporting company under the Exchange Act, we will not be required to publicly report on an ongoing basis, under the reporting rules set forth in Regulation A for Tier 1 issuers there is no ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. If we elect not to become a public reporting company our Common Stock will not be permitted to trade on a national securities exchange such as the NYSE MKT.

In either case, we will not be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders would receive less information than they might expect to receive from more mature public companies.

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21.       Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

22.       Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do so.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

If we are not an Exchange Act Reporting Company, we will also be limited in the types of securities we can issue in exchange for funds and/or services.

23.       We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

24.       Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

For all the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

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USE OF PROCEEDS

Chelsea will apply the proceeds from the offering to hire people for marketing and administrative purposes and to undertake other marketing efforts.

Chelsea will not undertake projects requiring cash outlays until and unless revenues or resources are sufficient to cover such outlays.

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THE OFFERING

Chelsea is offering a total of 40,000,000 shares of common stock for sale at a fixed price of $.50 cents per share. Investors must purchase a minimum of 1,000 shares ($500). There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. If we only sell a limited number of shares in this Offering, our President will seek to raise funds privately to enable us to implement our business plan. However, her resources are limited and no assurances can be given as to the likelihood of his success in this regard. Therefore, investors in this Offering do incur a risk of losing their entire investment.

The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Shares to our officer or directors of the Company. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction. Neither the Company, its officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are, therefore, not brokers nor are they dealers.

Funds tendered by investors will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the escrow account of Randall Lanham, Esq. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten days of tender, in which event investor funds held in the Company account will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the Closing Date at the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. It is expected that all subscriptions will be processed through the Company’s website, www.cwpetroleumcorp.com.

After the Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company may engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

•	Accept investor data from the Company;

•	Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering (“AML”), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

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•	Review subscription agreements received from prospective investors to confirm they are complete;

•	Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 1;

•	Contact the Company and/or the Company’s agents, if needed, to gather additional information or clarification from prospective investors;

•	Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

•	Serve as registered agent where required for state blue sky requirements;

•	Transmit data to the Company’s transfer agent in the form of book-entry data for maintaining the Company’s responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

•	Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and comply with any required FINRA filings including filings required under Rule 5110 for the offering.

Funds will be deposited in an escrow account of Randall Lanham, Esq. and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. All inquiries regarding this offering should be made directly to the Company.

This offering will commence on the qualification of this Offering Circular, as determined by the SEC and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver an acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is $150.00. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

Exchange Listing

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only, and currently no market for our common stock exists. We will request a market maker to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTC PINKS or on the Pink Sheets, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

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If we become able to have our shares of common stock quoted on the OTC PINKS or Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC PINKS), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTC PINKS). What this means is that while DTC-eligibility is not a requirement to trade on the OTC PINKS or Pink Sheets, it is a necessity to process trades on the OTC PINKS if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Shares. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are no limits on how many shares an investor may purchase if the Offering results in a listing of our Common Stock on the NYSE MKT or other national securities exchange. The following apply to us since it is likely that our shares will initially trade on a platform of the OTC Markets.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under How to calculate your net worth elsewhere in this offering circular). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

•	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under How to calculate your net worth);

•	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

•	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $3,600,000;

•	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

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•	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

•	You are a trust with total assets in excess of $3,600,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

•	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $3,600,000.

Offering Period and Expiration Date

This Offering will start on or after the date that the Offering is qualified by the SEC and will terminate at the earlier of: (1) the date at which 40,000,000 Shares have been sold, (2) the date which is one year after this Offering being qualified by the SEC, or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Procedures for Subscribing

Investors must purchase a minimum of 1,000 shares ($500).

A copy of this Offering Circular and all updates as well as subscription agreements and related instructions can be found and downloaded from our website, www.vesperinc.com.

U.S. investors who participate in this Offering, including through selected dealers, will be required to deposit their funds in an escrow account held by Randall J. Lanham, Esq.

Non-U.S. investors may participate in this Offering by depositing their funds in the escrow account held Randall J. Lanham, Esq.

All funds deposited in the escrow account will be available to the Company immediately.

Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement (see Exhibit 4.1) and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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Under Rule 251 of Regulation A, if our common stock will not trade on a national securities exchange, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). If our Common Stock will not trade on a national securities exchange, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth:

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Share issuances

At March 31, 2025 we had 41 common shareholders.

Chelsea issued an aggregate of 400,320,000 shares to 41 shareholders upon incorporating in Wyoming. These shares were issued for services and assistance in developing our business plan.

Of the total shares issued, 71.94% were issued to Andy Chen, Chelsea’s Chairman.

All of these stockholders had an opportunity to ask questions of and receive answers from our executive officers and were provided with access to our documents and records in order to verify the information provided. Each of these six shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. Chelsea has made a determination that such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Chelsea. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, signed investment letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter.

No underwriter participated in the foregoing transactions (although all selling stockholders may be considered to be underwriters for purposes of this offering), and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records. In addition, Chelsea has had any negotiations or discussions with any entity concerning an acquisition or merger and has no current intentions to seek out any such entities for such purposes.

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DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock. Assuming all of the shares of common stock offered by the Company herein are sold, the purchasers in this Offering will lose a 70% portion of the value of their shares purchased.

The following table illustrates the dilution to the purchasers of the common stock offered in this offering:

	Assuming the sale of offered shares:
	40,000,000	20,000,000
Offering Price Per Share	$.50	$.50
Book Value Per Share Before the Offering	-0-	-0-
Book Value Per Share After the Offering	$0.27	$0.46
Net Increase to Original Shareholders	$0.27	$0.46
Decrease in Investment to New Shareholders	$1.23	$1.04
Dilution to New Shareholders (%)	82	70

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

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MARKET FOR OUR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker will file an application with FINRA so as to be able to quote the shares of our common stock on the OTC PINKS maintained or on the Pink Sheets commencing as soon as possible after the effectiveness of our offering circular and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTC PINKS or on the Pink Sheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC PINKS), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTC PINKS). What this means is that while DTC-eligibility is not a requirement to trade on the OTC PINKS, it is a necessity to process trades on the OTC PINKS if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to in Risk Factors, investor perception of Chelsea and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTC PINKS or on the Pink Sheets. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Because of the possible future low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock may become subject to the penny stock restrictions in the future.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is possible that our shares may be considered to be penny stocks in the future notwithstanding the initial offering price. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of shareholders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities.

There is no Chelsea common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we had been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of our common shares then outstanding; or

•	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the currently outstanding shares of our common stock may be sold subject to the rules and limitations of Rule 144 one year from the date of issuance provided that we are current in all of our Reporting Requirements, if any, at that date.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Note Regarding Forward-Looking Statements

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this Regulation A Offering Circular involve risks and uncertainties, including statements as to:

•	Our ability to operate our facilities profitably,

•	our ability to comply and to remain in compliance with State and Federal Regulations,

•	our ability to meet our rent and debt obligations,

•	our business prospects,

•	our contractual arrangements and relationships with third parties,

•	the dependence of our future success on the general economy and its impact on the industries in which we may be involved,

•	the adequacy of our cash resources and working capital, and

•	other factors identified in our filings with the SEC, press releases, if any and other public communications.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this report. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this offering circular and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The following discussion and analysis provides information which management believes to be relevant to an assessment and understanding of the Company’s results of operations and financial condition. This discussion should be read together with the Company’s financial statements and the notes to financial statements, which are included in this offering circular.

This management’s discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this offering circular. Because of its nature of a development stage company, the reported results will not necessarily reflect the future.

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We will qualify as an “emerging growth company” under the JOBS Act if and when this Form 1A becomes qualified. As a result, if and when we become a fully reporting company, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

If and when we become a fully reporting company, we will remain an “emerging growth company” for up to five years, or until the earliest of

i.	the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

ii.	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

iii.	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operations

The founders of Chelsea have developed a business plan to provide a new-generation technology company focusing on the promotion of “Metaverse” and art NFT. They have cooperative artists and designers who are responsible for designing and building different Metaverse platforms, as well as promoting NFT transactions and collections. The Collaborators is focusing on Metaverse technology and developing related information technology services for virtual world programs - information technology consulting services.

Carrying out the plan will require obtaining funds as well as relying upon the business contacts in the US and several international founders and shareholders.

In general, there are three key milestones that are planned:

Complete

Market

The cost to complete $5,000,000. The marketing program can cost from $5,000,000 to $10,000,000 million dollars depending on the resources that we have available to spend.

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Liquidity

Chelsea has no committed sources of funds and is totally dependent on funds obtained from shareholders or by Andy Chen from business associates of his. Chelsea will be able to continue operations for the next year with virtually no funds, if necessary, because shareholders will assist in work efforts. However, no assurances can be given as to how much longer operations can continue thereafter if funds are not raised.

If Chelsea is unsuccessful in its efforts to raise funds and revenue, it will no ability to complete its business plan. No assurances can be given as to the likely success of those efforts if they become necessary or the terms that get arranged if the efforts succeed.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. If and when we become a fully reporting company, we will elect to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included in the offering circular, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not expect a lot of seasonality affecting our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a) (4) (ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

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BUSINESS

Chelsea Tech, Inc. (the “Company” or “Chelsea”) is a corporation formed under the laws of the State of Wyoming on June 3, 2024 and headquartered in San Diego, CA. Chelsea is a new-generation technology company focusing on the promotion of “Metaverse” and art NFT. On June 27, 2024, the Company entered into a Share Exchange Agreement (the “Agreement”) with CanvasLand Limited (“CanvasLand”) a Hong Kong based artificial intelligence (“AI”) company attached hereto as an exhibit. CanvasLand is now a whlly owned subsidiary of Chelsea pursuant to the Share Exchange Agreement. CanvasLand is the owner of certain patents, technical information, trademarks, proprietary software and intellectual property (collectively, “IP”) creating a metaverse that allows Chelsea to conduct a money service business (“MSB”). CanvasLand warrants that its MSB operations comply with FinCEN regulations, including AML/KYC requirements and that Chelsea will bear no liability for its financial activities. The Platform’s innovative approach includes gamification, Metaverse solutions, and rewards, which enhance customer engagement and drive revenue growth for partner businesses.

Utilization Plan of Raised Funds for Chelsea’s Metaverse Innovations

Chelsea’s wholly owned subsidiary, CanvasLand is a trailblazer in the metaverse landscape, is distinguished by its deep-rooted expertise in augmented reality (AR) technology. With a prestigious clientele that includes industry giants such as Citibank, Sandbox, Decentraland, and Luxor, CanvasLand has emerged as a powerhouse in international markets, setting new standards for immersive digital experiences. Chelsea, as the United States based acquiring entity of CanvasLand will directly benefit from the accomplishments and business developments already achieved by CanvasLand. Chelsea will not have to expend resources developing what has already been created and will in essence have a “plug and play” business model.

The recent collaboration between CanvasLand and the China State Administration of Cultural Heritage marks a significant milestone in the company’s journey. This ambitious project aims to recreate virtual museums for the top 1000 most revered museum and tourist attractions, with the overarching goal of revitalizing these cultural landmarks and enticing tourists to explore them in a post-COVID world. By leveraging cutting-edge AR technology, CanvasLand seeks to bridge the gap between physical and digital realms, offering visitors a unique and engaging perspective on historical artifacts and cultural heritage.

One of CanvasLand’s most notable achievements lies in facilitating antique exchanges between China and France to commemorate the 60th anniversary of diplomatic relations between the two nations. This initiative proved to be a resounding success, attracting millions of visitors to partake in museum activities that bridged cultural divides and celebrated shared histories.

Looking ahead to the upcoming year of 2025, which marks the 35th anniversary of diplomatic ties between China and Saudi Arabia, CanvasLand is poised to embark on a similar endeavor to commemorate this auspicious occasion. The proposed program is designed to celebrate the enduring friendship between the two nations through immersive experiences that showcase the rich cultural tapestries of both regions.

The $20 million fundraising initiative represents a pivotal moment for CanvasLand, offering the company the financial resources needed to enhance its cutting-edge AR and motion detection technology. By investing in research and development, CanvasLand aims to push the boundaries of immersive storytelling, allowing visitors to not only witness historical eras but also actively participate in them by assuming the roles of iconic figures from the past.

In addition to technology enhancement, a significant portion of the raised funds will be allocated towards the digitization of antiquities. By capturing the essence of these historical artifacts in a digital format, CanvasLand aims to preserve cultural heritage for future generations and make it accessible to a global audience through the metaverse platform. The process of digitization will involve meticulous attention to detail, ensuring that each artifact is faithfully recreated in a virtual environment that captures its essence and historical significance.

Furthermore, the refurbishment of tourism attractions and museums is a key priority for CanvasLand. By modernizing these cultural landmarks and enhancing the visitor experience, CanvasLand seeks to create immersive environments that transport visitors back in time and provide them with a deeper understanding of the cultural significance of each artifact. The integration of advanced AR technology into these spaces will elevate the visitor experience, offering a blend of education and entertainment that is unparalleled in the digital realm.

A strategic aspect of CanvasLand’s fundraising initiative involves the creation and distribution of non-fungible tokens (NFTs) based on the digitized antiquities. NFTs represent a unique opportunity for CanvasLand to monetize its digital assets and engage with collectors and enthusiasts in the burgeoning NFT market. By offering NFTs that are backed by authentic historical artifacts, CanvasLand can create a new revenue stream that complements its core business of metaverse development.

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The rights to design and distribute these NFTs will not only generate revenue for CanvasLand but also serve as a platform for cultural exchange and appreciation. By partnering with collectors, art enthusiasts, and cultural institutions, CanvasLand can showcase the rich tapestry of human history through digital representations of antiquities that transcend geographical boundaries and time periods.

Furthermore, a portion of the proceeds from NFT sales will be channeled towards uplifting the top 1000 museums in China. By reinvesting in cultural institutions and heritage sites, CanvasLand aims to foster a greater appreciation for art and history among the public and encourage ongoing dialogue about the importance of preserving cultural heritage for future generations.

The marketing and promotion of virtual museum experiences will play a crucial role in attracting a wider audience to CanvasLand’s metaverse platform. By leveraging digital marketing strategies and partnerships with influencers and cultural ambassadors, CanvasLand can raise awareness about its immersive offerings and drive visitor traffic to virtual museums and tourism attractions.

In addition to its core initiatives, CanvasLand plans to organize celebratory events and diplomatic programs that highlight the cultural significance of key historical milestones. By creating engaging experiences that celebrate cultural exchange and diplomatic relations, CanvasLand aims to foster greater understanding and appreciation for diverse cultures and histories.

Technology infrastructure and maintenance will also be a key area of focus for CanvasLand. By investing in the scalability and security of its technology platform, CanvasLand can ensure a seamless user experience for visitors to its virtual museums and tourism attractions. The reliability and performance of the metaverse platform are critical to delivering immersive experiences that captivate audiences and foster a sense of connection to the past.

As CanvasLand embarks on its growth trajectory, the company is committed to exploring new markets and partnerships that align with its vision of becoming the premier destination for national exhibitions and cultural experiences. By expanding its reach and forging strategic alliances with like-minded organizations, CanvasLand aims to solidify its position as a leader in the Asian metaverse industry and a beacon of innovation in the digital realm.

In conclusion, the $20 million fundraising initiative represents a significant opportunity for Chelsea to build upon and advance mission started by its wholly owned subsidiary, CanvasLand, of redefining cultural experiences in the metaverse. By strategically allocating funds towards technology enhancement, digitization of antiquities, NFT creation and distribution, museum refurbishment, and cultural promotion, Chelsea aims to create immersive experiences that engage, educate, and inspire audiences around the world.

Through a combination of innovation, creativity, and strategic partnerships, Chelsea is poised to shape the future of the metaverse industry and establish itself as a global leader in digital cultural heritage preservation and dissemination.

Competition

Chelsea’s competitors include Paypal Holdings (NASDAQ: PYPL), Coinbase Global (NASDAQ: COIN), Block Inc (NYSE: SQ), Robinhood Markets (NASDAQ: HOOD), and Affirm Holdings (NASDAQ:AFRM).

Employees

We currently have no full-time employees. Andy Chen devotes 50 to 60% of his time to us. We will start to employ additional staff and management as we build out the company. This is entirely dependent upon the completion of this offering and Chelsea’s access to some financial resources.

Facilities

The Company is currently based in San Diego, California.

Litigation

Chelsea is not party to any pending, or to our knowledge, threatened litigation of any type.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Andy Chen	50	Chairman, President & CEO
Eng Wah Kung	64	CFO and Director

Possible Potential Conflicts

The OTC Pinks on which we may have our shares of common stock quoted does not currently have any director independence requirements. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Pinks commencing upon the effectiveness of our registration statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA

No member of management is contractually by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his/her fiduciary duties to us.

Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting violation of the code, and
•	accountability for adherence to the code.

Board of Directors

We currently have two directors, neither of whom are considered independent.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our directors’ terms of office expire on March 31, 2026. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director.

If at any point we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

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Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of Chelsea:

1.	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2.	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3.	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5.	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

We currently have no independent directors. Concurrent with having sufficient independent members and resources, if ever, the Chelsea board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by Chelsea for any expenses incurred in attending board meetings provided that Chelsea has the resources to pay these fees. Chelsea will consider applying for liability insurance for officers and directors at such time as it has the resources to do so.

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Summary Executive Compensation Table

The following table shows, for the period from June 3, 2024 (inception) to March 31, 2025 compensation awarded to or paid to, or earned by, our officers.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Andy Chen	2024	–	–	–	–	–	–	–	–

	2024	–	–	–	–	–	–	–	–

No officer or director has a written employment or compensation agreement.

The Board of Directors will make all decisions determining the amount and timing of officer compensation and, for the immediate future, will receive the level of cash compensation each month that permits us to meet our obligations. Compensation amounts will be formalized when and if annual sales reach $5,000,000.

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Options Exercised and Stock Vested Table

None of our named executive officers has ever been granted or exercised any stock options.

Outstanding Equity Awards at Fiscal Year-End Table

No equity award arrangements have ever been awarded or granted by the Company.

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PRINCIPAL SHAREHOLDERS

As of March 31, 2025, we had  400,320,000 shares of common stock outstanding which are held by 40 shareholders. The chart below set forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of March 31, 2025; of all directors and executive officers of the Company and of our directors and officers as a group (of which there are currently only two persons).

Title of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent
Common	Andy Pak Keung Chen	288,000,000	71.94

Common	All Directors and Officers as a group (2 persons)	288,000,000	71.94

*Includes shares held by Union Bancaire Privee SA as nominee of Mr Chen.

The address for purposes of this table is the Company’s mailing address which is:

6353 El Cajon Blvd., Ste. 124

San Diego CA 92115

+852 9033 2063

Unless otherwise indicated, Chelsea believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by if options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The promoter of Chelsea is Andy Chen, our CEO, President nd Director himself..

Chelsea issued 1,000 common shares at founding to Andy Chen, then 400,319,000 to a total of 39 individuals.

Director Independence; Committees of the Board of Directors

Our Board of Directors is comprised of two individuals. We do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though that definition does not currently apply to us, because we are not listed on the NASDAQ. We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an “audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

a)	understands generally accepted accounting principles and financial statements,

b)	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

c)	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

d)	understands internal controls over financial reporting, and

e)	understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

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DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Wyoming on June 3, 2024. Chelsea is authorized to issue 1,000,000,000 shares of common stock and 0 shares of preferred stock. All shares have a par value of $0.001 .

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. There are currently no shares of preferred stock issued or outstanding.

Common Stock

Our certificate of incorporation authorizes the issuance of 1,000,000,000 shares of common stock with a par value of $.001 per share. There are 400,320,000 shares of our common stock issued and outstanding at March 31, 2025 that are held by 41 shareholders. Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

The rights of shareholders of Wyoming corporations are described below. In addition, the Board of Directors, without a shareholder vote, has the right to amend our bylaws to make it harder or easier to effect a change in our control. A majority of shareholder votes is required for persons to become directors. In addition, shareholders may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

Authorized but Un-issued Capital Stock

Wyoming law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this offering circular, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

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The Board of Directors may change provisions in the bylaws at any time.

Wyoming Anti-Takeover Laws

As a Wyoming corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Wyoming law. The Wyoming Management Stability Act (WMSA) applies to “control shares” of an “issuing public corporation.” The WMSA defines “control shares” as the shares of an issuing public corporation that would entitle a person to exercise voting power within any of the following ranges of voting power:

•	1/5 or more but less than 1/3 of all voting power.

•	1/3 or more but less than a majority of all voting power.

•	A majority or more of all voting power.

(WY Stat § 17-18-301)

The WMSA defines an issuing public corporation as a corporation, other than a depository institution, that is organized under the laws of the State of Wyoming and that has all of the following:

•	At least ten percent (10%) of the corporation’s full-time permanent employees are employed within the state;

•	At least ten million dollars ($10,000,000.00) in fair market value of the corporation’s assets are deposited within Wyoming financial institutions;

•	The principal operating headquarters and the primary offices of the chief executive officer are within Wyoming; or

•	The corporation has a combination of assets deposited within Wyoming financial institutions, assets assessed for ad valorem taxation within Wyoming, and assets within Wyoming not subject to ad valorem taxation which are sufficient to cause the corporation to pay the tax required by W.S. 17-16-1630(a). The payment of the tax required by W.S. 17-16-1630(a) shall be deemed conclusive evidence of substantial business operations within Wyoming;

(WY Stat § 17-18-102)

Any person who proposes to make or has made a control share acquisition (as defined in the WMSA) may deliver an acquiring person statement to the public corporation. The statement must contain:

•	The identity of the acquiring person and each other member of any group of which the person belongs to.

•	A statement that the acquisition statement is given under the WMSA.

•	The number of shares of the public corporation owned by the acquiring person and each other member of the group.

•	The range of voting power under which the control share acquisition falls, if completed.

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If the control share acquisition has not taken place:

•	a description in reasonable detail of the proposed control share acquisition; and

•	a statement by the acquiring person stating that the acquisition is not contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

(WY Stat § 17-18-303)

After the acquiring person statement has been delivered to the corporation, the corporation must call a meeting of the shareholders to vote on the proposed acquisition. The proposed acquisition must be approved by each voting group entitled to vote, voting separately, by a majority of the votes entitled to be cast by that group (excluding all interested shares). (WY Stat § 17-18-304)

A corporation’s articles of incorporation or by-laws may provide that this chapter does not apply to control share acquisitions of shares of the corporation. However, the provision must have been adopted before a control share acquisition to exempt it. (WY Stat § 17-18-309)

Transfer Agent

The Transfer Agent for our common stock is:

Globex Transfer, LLC

780 Deltona Blvd., Suite 202

Deltona, FL 32725

Phone: 813-344-4490

Fax: 386-267-3124

OTC PINKS Considerations

We are considering having our shares trade on the OTC PINKS.

OTC PINKS securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC PINKS securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC PINKS stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTC PINKS, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC PINKS commencing upon the effectiveness of our registration statement of which this offering circular is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTC PINKS is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC PINKS. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC PINKS.

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Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC PINKS has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTC PINKS is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTC PINKS will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTC PINKS in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTC PINKS securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there must be one market maker.

OTC PINKS transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC PINKS, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTC PINKS, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC PINKS), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTC PINKS). What this means to is that while DTC-eligibility is not a requirement to trade on the OTC PINKS, it is a necessity to process trades on the OTC PINKS if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTC PINKS stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the then-outstanding shares of common stock; and

•	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular

State Securities – Blue Sky Laws

Reg A, Tier I offers “covered securities” under the National Securities Markets Improvement Act of 1996 (“NSMIA”) and, therefore, are exempt from state registration and qualification requirements. States can (and generally will) still require that information provided to the SEC also be filed with the state, and that the issuer pay filing fees for the privilege. Satisfying state filing requirements is far less burdensome than full Blue Sky compliance.

ERISA Considerations

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

34

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1)	the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

2)	the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

3)	there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

35

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by:

Randall J. Lanham, Esq.

1816 Kimberly Lake Drive

Swansea, IL 62226

Tel: 949.933.1964

Email: lanhamlaw@outlook.com

EXPERTS

The financial statements of Chelsea as of March 31, 2025, and for the fiscal period then ended included in this offering circular have not been audited by independent registered public accountants and have been so included in reliance upon the report of management and given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

36

CHELSEA TECH, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

For the Year Ended March 31, 2025 and 2024

F-1

CHELSEA TECH, INC.

Unaudited Condensed Consolidated Balance Sheets

(Stated in U.S. Dollars)

	Note	March 31, 2025	March 31, 2024

ASSETS
Current Assets
Cash and cash equivalents		25,815	37,080
Prepayments to projects		1,033,368	167,701
Other receivables, deposits and prepayments		92,239	3,213

Total Current Assets		1,151,422	207,994

Non-Current Assets
Property, plant and equipment, net		811,267	927,844

Total Non-Current Assets		811,267	927,844

Total Assets		1,962,689	1,135,838

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Unearned revenues		228,272	177,558
Accrued liabilities and other payables		746,203	57,133
Other payable – related parties		93,109	26,488
Current portion of long-term loan payables		61,764	28,062

Total Current Liabilities		1,129,348	289,241

Non-Current Liabilities
Long-term loan payables		417,289	478,349

Total Non-Current Liabilities		417,289	478,349

Total Liabilities		1,546,637	767,590

Shareholders’ Equity
Common stock ($0.001 par value, 1,000,000,000 shares authorized, 400,320,000 shares issued and outstanding as of September 30, 2024 and March 31, 2024, respectively)	9	400,320	400,320
Subordinated shareholder’s loan		221,154	221,154
Accumulated loss		(518,810)	(253,052)
Accumulated other comprehensive loss		(1,930)	(890)

Total Equity Attributable to Owners of the Company		100,734	367,532

Non-controlling interest		315,318	716

Total shareholders’ Equity		416,052	368,248

Total Liabilities and Shareholders’ Equity		1,962,689	1,135,838

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

CHELSEA TECH, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(Stated in U.S. Dollars)

		Year Ended March 31,
	Note	2025	2024

Revenue	5	2,577,375	432,244

Cost of sales		(2,160,605)	(360,647)

Gross profit		416,770	71,597

Selling, general and administrative expenses		(811,839)	(341,943)

Other revenue		129,942	147,743

Loss from operations		(265,127)	(122,603)

Finance income		104	186

Finance costs		(16,948)	(10,629)

Loss before income tax		(281,971)	(133,046)

Income tax expenses	7	–	–

Net loss		(281,971)	(133,046)

Other comprehensive loss:
Foreign currency translation adjustment, net of tax		(919)	(3,547)

Total comprehensive loss		(282,890)	(136,593)

Loss attributable to:
Owners of the Company		(265,758)	(126,791)
Non-controlling interests		(16,213)	(6,255)
		(281,971)	(133,046)

Total comprehensive loss attributable to:
Owners of the Company		(1,040)	(3,593)
Non-controlling interests		121	46
		(919)	(3,547)

Basic and diluted, attributable to owners of the Company		0.00	(0.00)

Weighted average number of common shares:
Basic and diluted		400,320,000	400,320,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

CHELSEA TECH, INC.

Unaudited Condensed Consolidated Statement of Changes in Shareholders’ Equity

(Stated in U.S. Dollars)

	Common Stock
	Number of Shares	Amount	Shareholder’s Loan	Accumulated Loss	Accumulated Other Comprehensive Loss	Total Equity Attributable to Owners of the Company	Non-controlling Interests	Total Equity

Balance at March 31, 2023	400,320,000	400,320	221,154	(126,261)	2,703	497,916	–	497,916

Net loss for the year ended March 31, 2024	–	–	–	(126,791)	–	(126,791)	(6,255)	(133,046)

Foreign currency translation adjustment	–	–	–	–	(3,593)	(3,593)	46	(3,547)

Total comprehensive loss	–	–	–	(126,791)	(3,593)	(130,384)	(6,209)	(136,593)

Capital contribution from non-controlling interest	–	–	–	–	–	–	6,925	6,925

Balance at March 31, 2024	400,320,000	400,320	221,154	(253,052)	(890)	367,532	716	368,248

Net loss for the Year ended March 31, 2025	–	–	–	(265,758)	–	(265,758)	(16,213)	(281,971)

Foreign currency translation adjustment	–	–	–	–	(1,040)	(1,040)	121	(919)

Total comprehensive loss	–	–	–	(265,758)	(1,040)	(266,798)	(16,092)	(282,890)

Capital contribution from non-controlling interest	–	–	–	–	–	–	330,694	330,694

Balance at March 31, 2025	400,320,000	400,320	221,154	(518,810)	(1,930)	100,734	315,318	416,052

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

CHELSEA TECH, INC.

Unaudited Condensed Consolidated Cash Flows

(Stated in U.S. Dollars)

	Year Ended March 31,
	2025	2024

Cash flows from operating activities
Net loss	(281,971)	(133,046)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	116,577	116,576
Changes in working capital:
Change in prepayments to projects	(865,667)	(167,701)
Change in other receivables, deposits and prepayments	(89,026)	(538)
Change in unearned revenues	50,714	177,558
Change in accrued expenses	689,070	36,434
Net cash provided by (used in) operating activities	(380,303)	29,283

Cash flows from investing activities
Purchase of equipment	–	(5,959)
Net cash used in investing activities	–	(5,959)

Cash flows from financing activities
Repayment to related party	–	(505,158)
Proceeds from related party payable	66,621	–
Proceeds from borrowings	–	506,411
Repayment to borrowings	(27,358)	–
Capital contributions from non-controlling interest	330,694	6,925
Net cash provided by financing activities	369,957	8,178

Net increase (decrease) of cash and cash equivalents	(10,346)	31,502

Cash, cash equivalents
Beginning	37,080	9,125
Effect of foreign currency translation on cash and cash equivalents	(919)	(3,547)
Ending	25,815	37,080

Supplemental Disclosure of Cash Flows
Cash paid during the periods for:
Interest	(16,948)	(10,629)
Income taxes	–	–

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

CHELSEA TECH, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

For the Year Ended March 31, 2025 and 2024

NOTE 1 – GENERAL INFORMATION

Chelsea Tech, Inc. and its wholly owned subsidiary, CanvasLand (together referred to as the “Group”) is a new-generation group focusing on the promotion of "Metaverse" and art NFT. The Collaborators have cooperative artists and designers who are responsible for designing and building different Metaverse platforms, as well as promoting NFT transactions and collections. The Collaborators is focusing on Metaverse technology and developing related information technology services for virtual world programs - information technology consulting services.

The Company was incorporated on June 3, 2024 with authorized common stock capital $1,000,000 divided by 1 billion shares of $0.001 each. On June 4, 2024, 1,000 shares of common stock were issued as founder share. On June 27, 2024, 400,319,000 new shares were issued as consideration shares to acquire 100% fully issued shares of CanvasLand Limited, a Hong Kong corporation.

As the ultimate beneficiary owners of the Company are substantially the same as CanvasLand Limited after this acquisition, the consolidated financial statements for the years ended March 31, 2025 and 2024 are prepared under merger accounting basis. In summary, the share capital of the Group as of March 31, 2023 were presented as if the acquisition were in place at that date and the Company were the holding parent of the subsidiaries since then.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied unless otherwise stated.

Basis of Preparation

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards, International Accounting Standards, and IFRIC interpretations (collectively IFRS). The financial statements have been prepared under the historical cost convention.

The consolidated financial statements have been prepared under the historical cost convention, except for some financial instruments that have been measured at fair value.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in Note 4.

The amounts in the financial statements are rounded to the nearest US dollars ($).

Going Concern

The financial position of the Company, its cash flows, liquidity and risk position are set out in the financial statements. In addition, these reports include the Company’s objectives, policies and processes for managing its capital; its financial risk management objectives; and its exposure to credit and liquidity risk.

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have been prepared on the going concern basis. The Directors are confident, based on recent and expected financial performance that the Company will continue to operate for the foreseeable future. The financial projections for the company for the next twelve months and beyond show a growth in revenue and that the Company will have sufficient cash balances to meet their obligations as they fall due. Accordingly, they have adopted the going concern basis in preparing the Annual Report and Financial Statements.

Changes in accounting policies and disclosures

(a)       Standards and interpretations effective and adopted in the current year

The following new and revised Standards and Interpretations are mandatory for the first time for the Group’s financial years ended March 31, 2025 and 2024 and are applicable for the Group:

Standard/Amendment	Effective date

Amendments to IAS 1, “Presentation of financial statements” – Classification of debt with covenants	1 January 2024

Amendments to IAS 21, “The Effects of Changes in Foreign Exchange Rates” – Lack of Exchangeability	1 January 2025

The above amendments to IFRS and IAS effective for the financial years beginning on 1 January 2022 and 2023 do not have a material impact on the Group.

Consolidation

Subsidiaries

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group.

Inter-company transactions, balances and unrealized gains on transactions between group companies are eliminated. Unrealized losses are also eliminated. When necessary, amounts reported by subsidiaries have been adjusted to conform with the group’s accounting policies.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

(a)       Functional and Presentation Currency

The Group's functional currency is the Chinese Yuan (¥) and Hong Kong Dollars (HKD). However, the financial statements are presented in US Dollars ($), which is the Company's presentational currency.

When preparing the financial statements, the following key principles are applied:

1.       Assets and liabilities are translated from the functional currency (Chinese Yuan or Hong Kong Dollars) to the presentational currency (US Dollars) using the exchange rate at the reporting date.

2.       Income and expenses are translated from the functional currency (Chinese Yuan or Hong Kong Dollars) to the presentational currency (US Dollars) using the average exchange rate for the period.

3.       Any exchange differences arising from the translation of the functional currency to the presentational currency are recognized in other comprehensive income and accumulated in the "Foreign Currency Translation Reserve" within equity.

(b)       Transactions and Balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

Changes in the fair value of monetary securities denominated in foreign currency classified as Financial assets measured at fair value through profit or loss are analysed between translation differences resulting from changes in the amortised cost of the security and other changes in the carrying amount of the security. Translation differences related to changes in amortised cost are recognised in profit or loss, and other changes in carrying amount are recognised in other comprehensive income.

Translation differences on Financial assets measured at fair value through profit or loss are recognised in profit or loss as part of the fair value gain or loss. Translation differences on Financial assets measured at fair value through other comprehensive income are included in other comprehensive income.

(c)       Group Companies

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities for each Statement of Financial Position presented are translated at the closing rate at the date of that Statement of Financial Position;
•	income and expenses for each Statement of Comprehensive Income presented are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and
•	all resulting exchange differences are recognised in other comprehensive income.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising are recognised in other comprehensive income.

F-8

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, plant and equipment

All property, plant and equipment assets are stated at cost less accumulated depreciation and impairment losses.

Depreciation of property, plant and equipment is provided to write off the cost on a straight-line basis over the estimated useful life.

•	Furniture and office equipment - 5 years
•	Software and IT system - 10 years

Remaining useful lives and depreciation methods are reviewed annually and adjusted if appropriate.

Gains or losses on disposal are included in profit or loss.

Intangible assets

All intangible assets are stated at cost less accumulated amortization and impairment losses.

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives.

Intangible assets with indefinite lives, including patents, are not amortized, but are instead tested for impairment annually or when there is an indication of impairment, in accordance with IAS 36 Impairment of Assets.

Remaining useful lives and amortization methods for finite-lived intangible assets are reviewed annually and adjusted if appropriate.

Gains or losses on disposal of intangible assets are included in profit or loss.

Financial Assets

(a)       Recognition and initial measurement of financial assets

The Group initially recognizes trade receivables on the date they are incurred. All other financial assets are initially recognized on the trade date or when the Company becomes a party to the contractual provisions of the instrument. With the exception of trade receivables that do not contain a significant financing component and are measured at transaction price in accordance with IFRS 15, all financial assets are initially measured at fair value, adjusted for transaction costs (if any).

(b)       Classification and subsequent measurement of financial assets

Upon initial recognition, a financial asset is classified into one of the following categories: amortised cost or fair value through other comprehensive income (FVOCI). Financial assets are not subsequently reclassified unless and until management changes its business model for managing its financial assets. Amortised cost is subsequently reduced by any impairment losses. Interest income, foreign exchange gains and losses and impairments are recognized in the statement of comprehensive income.

Financial assets carried at amortized costs include cash and accounts receivable. After initial recognition, financial assets carried at amortized cost are measured at amortized cost using the effective interest method. Discounting is not applied if the effect of discounting is immaterial.

Financial assets that are measured using FVOCI are measured at fair value with gains and losses recognized in other comprehensive income. Changes in the fair value of financial assets classified as FVOCI are reported as fair value gains and losses in other comprehensive income. Dividends from equity investments are recognised in profit or loss as “Dividend income”.

F-9

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Assets (continued)

(c)       Disposal of financial assets

On derecognition of financial assets carried at amortized cost, the difference between the carrying amount derecognised and the consideration received (including any non-cash assets transferred or liabilities disposed of) is recognised in the statement of comprehensive income.

On derecognition of a financial asset measured using FVOCI, any difference between the carrying amount and the consideration received is recognised in other comprehensive income and transferred to retained earnings together with any amount previously recognised in other comprehensive income relating to that asset.

(d)       Offsetting financial assets

Financial assets and liabilities are offset, and the net amount reported in the Statement of Financial Position when there is a legally enforceable right to offset the recognised amounts and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously. The legally enforceable right must not be contingent on future events and must be enforceable in the normal course of business and in the event of default, insolvency or bankruptcy of the company or the counterparty.

(e)       Fair value of financial assets

The fair values of financial assets classified at FVTOCI are categorised into one of three levels of the fair value hierarchy based on the relative reliability of the inputs used to estimate the fair values. Each type of fair value is categorised based on the lowest level input that is significant to the fair value measurement. Further information on the three levels of the fair value hierarchy for the valuation of these assets is set out in Note 3 ‘Fair value estimation’.

Impairment of Financial Assets

The Group recognizes loss allowances for expected credit losses (“ECLs”) in accordance with the guidelines provided by IFRS 9 Financial Instruments on impairment of all financial assets. The Group uses the general approach model on the recognition and measurement of ECLs, which is based on changes in credit quality since initial application.

ECL represents the estimated credit loss that the Group expects to incur over a 12-month basis. The ECL calculation involves the following steps:

Determination of PD and LGD: Management assesses historical data, forward-looking information, and external factors to arrive at a reasonable estimate of the Probability of Default (PD) and Loss Given Default (LGD).

Calculation of ECL: The ECL is calculated by multiplying the carrying amount of the trade receivable by the PD and LGD, resulting in a loss amount.

Recognition of receivable allowance – Amortized Cost Assets: The loss amount for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Recognition of receivable allowance – FVTOCI Assets: The loss amount is expensed to the statement of comprehensive income and recognized as a receivable allowance in the liabilities section of the statement of financial position.

The Group periodically monitors and assesses the credit risk associated with its financial assets and will adjust the ECL calculation as appropriate based on changes in circumstances and additional information.

F-10

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Trade Receivables

Trade receivables acquired by the entity during the period are recognised and measured in accordance with IFRS 9 Financial Instruments. Management has elected to classify these trade receivables as financial assets at fair value through other comprehensive income (FVTOCI) based on the entity’s business model for managing these financial assets and applying the contractual cash flow characteristics test where applicable.

Upon initial recognition, trade receivables are measured at fair value, which is generally the transaction price. After initial recognition, these financial assets are measured at fair value with changes in fair value recognised in other comprehensive income. However, the Group also considers the expected credit loss (ECL) associated with each individual trade receivable, where the ECL amount is expensed to the statement of comprehensive income and recognized as a receivable allowance in the liabilities section of the statement of financial position. Details on the approach of the calculation of ECLs can be seen on ‘Impairment of Financial Assets’.

The Group periodically monitors and assesses the credit risk associated with its trade receivables and will adjust the ECL calculation as appropriate based on changes in circumstances and additional information.

Cash and Cash Equivalents

In the consolidated Statement of Cash Flows, cash and cash equivalents comprise cash in hand.

Trade Payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Trade payables are recognised initially at fair value, and subsequently measured at amortised cost using the effective interest method.

Current and Deferred Income Tax

The tax expense for the year comprises current tax. Tax is recognised in the income statement, except to the extent that it relates to items recognised directly in equity. In this case the tax is also recognised directly in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the end of the reporting period in the countries where the Company’s subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognised, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that, at the time of the transaction, affects neither accounting nor taxable profit nor loss. Deferred income tax is determined using tax rates (and laws) that have been enacted, or substantially enacted, by the end of the reporting period and are expected to apply when the related deferred income tax asset is realised, or the deferred income tax liability is settled.

F-11

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Current and Deferred Income Tax (continued)

Deferred income tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax liabilities are provided on taxable temporary differences arising from investments in subsidiaries, associates and joint arrangements, except for deferred income tax liability where the timing of the reversal of the temporary difference is controlled by the group and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities, and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Common Stock

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Provisions

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and the amount has been reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation, using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to the passage of time is recognised as interest expense.

Leases

Leases are recognised as finance leases. The lease liability is initially recognised at the present value of the lease payments which have not yet been made and subsequently measured under the amortised cost method. The initial cost of the right-of-use asset comprises the amount of the initial measurement of the lease liability, lease payments made prior to the lease commencement date, initial direct costs and the estimated costs of removing or dismantling the underlying asset per the conditions of the contract.

Where ownership of the right-of-use asset transfers to the lessee at the end of the lease term, the right-of-use asset is depreciated over the asset’s remaining useful life. If ownership of the right-of-use asset does not transfer to the lessee at the end of the lease term, depreciation is charged over the shorter of the useful life of the right-of-use asset and the lease term.

F-12

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company records revenue from contracts with customers in accordance with IFRS 15 Revenue from Contracts with Customers as follows:

•	Identify the contract with a customer;
•	Identify the performance obligations in the contract;
•	Determine the transaction price, which is the total consideration provided by the customer;
•	Allocate the transaction price among the performance obligations in the contract based on their relative fair values; and
•	Recognize revenue when (or as) the Company satisfies a performance obligation.

The following are the specific revenue recognition criteria which must be met before revenue is recognized:

a.       Revenue from sales of services

The Company provides an all-round Metaverse-NFT-Blockchain service to clients who want to develop their customised metaverses and NFT products on the blockchain.

1.	NFT Design and Smart Contract Development.
2.	3D assets creation that are compatible with Sandbox, Decentraland, and other metaverses.
3.	Customised architectural development in the metaverse.
4.	Metaverse games implementation.
5.	Consultation on the metaverse, NFT, and WEB3.

For sales of services, revenue is recognised in the accounting period in which the services are rendered, by reference to the stage of completion of the specific transaction and is assessed on the basis of the actual service provided as a proportion of the total services to be provided.

Dividend Distribution

Dividend distribution to the Company’s shareholders is recognised as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s shareholders. Where the dividend is paid in specie, the value of the dividend is based on valuation criteria stipulated in IFRS 13 at the date of board resolution issuing the dividend.

NOTE 3 – FINANCIAL RISK MANAGEMENT

Financial Risk Factors

The Group’s activities expose it to a variety of financial risks: market risk (including currency risk, fair value interest rate risk, cash flow interest rate risk and price risk), credit risk, liquidity risk, cybersecurity risk, regulatory landscape risk and political risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets, and seeks to minimise potential adverse effects on the Group’s financial performance.

(a)       Market Risk

(i)        Foreign Exchange Risk

The Group is exposed to equity securities price risk because of investments held by the Company, classified on the Consolidated Statement of Financial Position as financial assets at fair value through other comprehensive income. To manage its price risk arising from investments in equity securities, the Group diversifies its portfolio.

F-13

NOTE 3 – FINANCIAL RISK MANAGEMENT (Continued)

Financial Risk Factors (continued)

(ii)        Price Risk

The Group is exposed to equity securities price risk because of investments held by the Group, classified on the Consolidated Statement of Financial Position as financial assets at fair value through other comprehensive income. To manage its price risk arising from investments in equity securities, the Group diversifies its portfolio.

(b)       Credit Risk

Credit risk is managed on a Group basis, except for credit risk relating to accounts receivable balances. Each local entity is responsible for managing and analysing the credit risk for each of their new clients before standard payment and delivery terms and conditions are offered. Credit risk arises from cash and cash equivalents and deposits with banks and financial institutions.

(c)       Liquidity Risk

Cash flow forecasting is performed in the operating entities of the Group, and aggregated by Group Finance. Group Finance monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs. Such forecasting takes into consideration the Group’s debt financing plans, covenant compliance, compliance with internal Statement of Financial Position ratio targets, and external regulatory or legal requirements (for example, currency restrictions).

(d)       Political Risk

The Group’s clients are primarily US based shell companies which are invested and taken control of by Chinese based investors. Tensions between the USA and China during the period has translated into various increased restrictions on trade and this has resulted in heightened uncertainty in China-USA deals. Management is aware of the potential impact these conditions may have on the overall liquidity of investments held by the Group and have considered this impact in their fair-value valuation methodology.

(e)       Regulatory Landscape Risk

Cryptocurrencies currently face an uncertain regulatory landscape in many jurisdictions. In addition, many cryptocurrency derivatives are regulated by the provisions of national and supra-national (i.e. EU) securities legislation; moreover, some state securities regulators have cautioned that many initial coin offerings are likely to fall within the definition of a security and subject to their respective securities laws. One or more jurisdictions may, in the future, adopt laws, regulations or directives that affect cryptocurrency networks and their users. Such laws, regulations or directives may impact the price of cryptocurrencies and their acceptance by users, merchants and service providers.

(f)       Global Risk

Covid-19 and the recent Russia-Ukraine war has impacted on the Company’s clients, delaying the whole private funding to kickstart the listing process by way of Introduction. This somehow will make our own books look “over-valued”. In fact, since the listing time frame has extended for about 4 months from original plan, financial assets at fair value through other comprehensive income will only be able to realised at an equivalent delayed date. The comparative impacted global environment will possibly give us fewer clients this year, nevertheless those cherry-picked ones will be extremely a gem to our clients’ list for surviving those conditions as well.

F-14

NOTE 3 – FINANCIAL RISK MANAGEMENT (Continued)

Capital Risk Management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern, to provide returns for shareholders and benefits for other stakeholders.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders or issue new shares.

Fair Value Estimation

The different levels in the fair value of financial instruments are defined as follows:

•	quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1);
•	inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (Level 2);
•	inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (Level 3).

(a)       Financial instruments in level 1

The fair value of financial instruments traded in active markets is based on quoted market prices at the end of the reporting year. A market is regarded as active if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis. The quoted market price used for financial assets held by the Group is the current bid price. These instruments are included in Level 1.

(b)       Financial instruments in level 2

The fair value of financial instruments that are not traded in an active market (for example, over-the-counter derivatives) is determined by using valuation techniques. These valuation techniques maximise the use of observable market data where it is available and rely as little possible on entity-specific estimates. If all significant inputs required to fair value an instrument are observable, the instrument is included in Level 2.

If one or more of the significant inputs is not based on observable market data, the instrument is included in Level 3.

Specific valuation techniques used to value financial instruments include:

•	quoted market prices or dealer quotes for similar instruments; and
•	other techniques, such as discounted cash flow analysis, are used to determine fair value for the remaining financial instruments.

(c)       Financial instruments in level 3

Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

F-15

NOTE 4 – CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

Estimates and judgments are continually evaluated, and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical Accounting Estimates and Assumptions

The preparation of these financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the amounts reported the financial statements and accompanying notes in respect of revenues, expenses, assets and liabilities.

Management believes that the estimates utilised in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates. However, estimates and judgements are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Key estimates, assumptions and judgements that have a significant risk of causing material adjustments to the carrying amounts of assets and liabilities within the next financial year are as follows:

(a)       Income Taxes

The Group is subject to income taxes in numerous jurisdictions. Significant judgment is required in determining the worldwide provision for income taxes. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will affect the current and deferred income tax assets and liabilities in the year in which such determination is made.

(b)       Financial assets at Fair Value Through Other Comprehensive Income

The Group has undertaken a fair value exercise in accordance with IFRS 9 Financial Instruments to ascertain the fair value of shares receivable and held at the year end, where management has elected to classify shares and receivables acquired by the Group during the reporting periods as financial assets at fair value through other comprehensive income (FVOCI). The critical estimate in this regard involves determining the fair value of the acquired shares and receivables, and whether such acquisitions align with the Group’s business model for holding these financial assets. Changes in fair value and assessments of the business model may result in material fluctuations in the valuation of these financial assets and could impact comprehensive income. These are discussed more detail in the risks section in Note 3.

(c) Intangible assets

The valuation and amortization of intangible assets, including patents, are subject to critical accounting estimates and assumptions. Patents are recognized as intangible assets with either a definite or indefinite life, depending on their specific characteristics and the Company's ability to continually update and renew them. For patents considered to have a definite life, the useful life is estimated based on factors such as the patent's expiration date, potential for technological advancements, and market demand, and are amortized accordingly. For patents considered to have an indefinite life, they are not amortized but are instead tested for impairment annually or when there is an indication of impairment, in accordance with IAS 36 Impairment of Assets. The estimation of the useful life or the determination of indefinite life, as well as the selection of a discount rate to calculate the present value of future cash flows, require significant judgment and are subject to uncertainty. The Company's management believes that these estimates and assumptions are reasonable, however, changes in these estimates and assumptions could have a significant impact on the financial statements.

(d)       Share Based Payments

The estimation of the Company’s potential exposure to misstated assets from equity settled share based payments are subject to a number of variables and assumptions many of which can have a material impact on the level of revenue and asset recognised in the financial statements. As mentioned above, these financial instruments are level 3 and subject to significant estimation risk which could have a material effect on the financial statements due to the reliance placed on subjective valuations.

F-16

NOTE 5 – SEGMENT INFORMATION

Management has determined that the Group has one operating segment, which is the sales of services in relation to software development and consultancy on metaverse production and NFT and WEB3 solutions. The financial information in these financial statements therefore relate solely to this segment. All revenues are derived from companies based in Hong Kong.

	Year Ended March 31,
	2025	2024
	$	$
Analysis of revenue by category
Sales of services:
Software development income	2,577,3751	389,054
Consultancy income	–	43,190

	2,577,375	432,244

NOTE 6 – PRINCIPAL SUBSIDIARIES

Details of the direct subsidiaries included in consolidation are as follows:

Name	Place of Establishment	Registered Capital	Proportion of ownership interests	Principal Activities

CanvasLand Limited	Hong Kong	HKD1,000	100%	Provision of an all-round Metaverse-NFT-Blockchain service

广东超现数字科技有限公司(Guang Dong Chao Xian Digital Technology Limited)	PRC	RMB5,000,000	51%	Provision of technical services in software

F-17

NOTE 7 – INCOME TAX EXPENSE

The Company has operations in Hong Kong and the PRC and are subject to tax in the jurisdictions in which they operate, as follows:

	Year Ended March 31,
	2025	2024
	$	$
Current tax:
Current tax on profits for the year	–	–

Total current tax	–	–

Deferred tax:
Deferred tax assets for NOL carry-forwards	49,345	23,017
Valuation allowance	(49,345)	(23,017)

Total deferred tax	–	–

Income tax expense	–	–

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the Year ended March 31, 2025 and 2024 are as follows:

	Year Ended March 31,
	2025	2024
	$	$
Net income before income tax	(281,971)	(133,046)
Statutory tax rate	17.5%	17.3%

Income tax provision	(49,345)	(23,017)
Valuation allowance	49,345	23,017

Income tax expenses, net	–	–

Significant components of the Company’s deferred taxes assets as follows:

	Year Ended March 31,
	2025	2024
	$	$
Deferred tax assets:
Net operating loss carry-forwards	49,345	23,017
Less: Valuation allowance	(49,345)	(23,017)

Deferred tax assets, net	–	–

F-18

NOTE 8 – FINANCIAL INSTRUMENTS BY CATEGORY

	March 31, 2025
	Financial assets at amortised cost	Total
	$	$
Assets per Statement of Financial Position
Cash and cash equivalents	25,815	25,815
Prepayments to projects	1,033,368	1,033,368
Other receivables, deposits and prepayments	92,239	92,239

Total	1,151,422	1,151,422

	March 31, 2024
	Financial assets at amortised cost	Total
	$	$
Assets per Statement of Financial Position
Cash and cash equivalents	37,080	37,080
Prepayments to projects	167,701	167,701
Other receivables, deposits and prepayments	3,213	3,213

Total	207,994	207,994

	March 31, 2025
	Other financial liabilities at amortised cost	Total
	$	$
Liabilities per Statement of Financial Position
Unearned revenues	228,272	228,272
Accrued liabilities and other payables	746,203	746,203
Other payables – related parties	93,109	93,109

Total	1,067,584	1,067,584

	March 31, 2024
	Other financial liabilities at amortised cost	Total
	$	$
Liabilities per Statement of Financial Position
Unearned revenues	177,558	177,558
Accrued liabilities and other payables	57,133	57,133
Other payables – related parties	26,488	26,488

Total	261,179	261,179

F-19

NOTE 9 – COMMON STOCK

Company

	Number of Shares	Ordinary Shares	Total
		$	$

At March 31, 2025	400,320,000	400,320	400,320

The Company was incorporated on June 3, 2024 with authorized common stock capital $1,000,000 divided by 1 billion shares of $0.001 each. On June 4, 2024, 1,000 shares of common stock were issued as founder share. On June 27, 2024, 400,319,000 new shares were issued as consideration shares to acquire 100% fully issued shares of CanvasLand Limited, a Hong Kong corporation.

As the ultimate beneficiary owners of the Company are substantially the same as CanvasLand Limited after this acquisition, the consolidated financial statements for the years ended March 31, 2025 and 2024 are prepared under merger accounting basis. In summary, the share capital of the Group as of March 31, 2023 were presented as if the acquisition were in place at that date and the Company were the holding parent of the subsidiaries since then.

NOTE 10 – RELATED PARTIES

Related parties of the Group during the Year ended March 31, 2025 and 2024 consist of the following:

Name of Related Party	Nature of Relationship
Pak Keung Andy, CHEN (i)	Majority Shareholder, Director and Officer of the Company
Ching Han, LAM (i)	Majority Shareholder and Director of the Company
Asia Top Loyalty Limited and Rich Dragon Consultants Limited (ii)	Company under control of Pak Keung Andy, CHEN and Ching Han, LAM

Note:

(i)	The Company is controlled by the couple of Mr. Pak Keung Andy, CHEN and Mrs. Ching Han, LAM, by virtue of 82.5% ownership of the Company’s ordinary shares.
(ii)	Pak Keung Andy, CHEN, director of the company, is the common director of Asia Top Loyalty Limited and Rich Dragon Consultants Limited.

Other payables – related parties

The Group has advanced funds from its director and shareholder Pak Keung Andy, CHEN for working capital purposes. As of March 31, 2025 and March 31, 2024, there were $93,109 and $26,488 advance outstanding, respectively. The Company has agreed that the outstanding balances bear 0% interest rate and are due upon demand after thirty days of written notice by the director and shareholder.

During the Year ended March 31, 2025, the Group had an advance of $66,621 from Pak Keung Andy.

Subordinated shareholder’s loan

The Group has also a subordinated loan from its director and shareholder Pak Keung Andy, CHEN for working capital purposes. As of March 31, 2025 and March 31, 2024, there were $ 221,154 subordinated loan outstanding, respectively. The Company has agreed that the outstanding balances bear 0% interest rate.

F-20

NOTE 11 – EVENTS AFTER THE REPORTING PERIODS

In accordance with IAS 10 Events after the Reporting Period, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Group has evaluated all events or transactions that occurred after March 31, 2025, up through the date the Group issued the audited consolidated financial statements. The Group determined that there are no further events to disclose.

F-21

PART III

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Certificate of Incorporation/Articles of Incorporation
2.2	Bylaws
4.1	Form of Subscription Agreement
6.1	Share Exchange Agreement
12.1	Opinion of Counsel

_____________

* To be filed by amendment.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on June 11, 2025.

Chelsea Tech, Inc.

By:	/s/ Andy Chen
Andy Chen President & CEO

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Andy Chen
Andy Chen
President, CEO and Chairman
Date: June 11, 2025

/s/ En Wah Kung
En Wah Kung
Chief Financial Officer
Date: June 11, 2025

III-2